As filed with the Securities and Exchange Commission on July 23, 2001.

                                                  Registration No. 333-________


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                   FORM S-8


                 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   TMS, INC.
              (Exact name of registrant as specified in its charter)


       Oklahoma                                      91-1098155
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

206 West Sixth Avenue
P.O. Box 1358 Stillwater, Oklahoma                             74074
(Address of Principal Executive Offices)                     (Zip Code)


                      TMS, INC. EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)

                             Deborah D. Mosier
                                President
                            206 West Sixth Avenue
                           Stillwater, Oklahoma 74074
                    (Name and address of agent for service)

                              (405) 377-0880
               (Telephone number, including area code, of agent for service)

                                Copies to:

                             Douglas A. Branch, Esq.
                    Phillips McFall McCaffrey McVay & Murrah, P.C.
                        12th Floor, One Leadership Square
                              211 North Robinson
                          Oklahoma City, Oklahoma 73102
                              (405) 235-4100


                       CALCULATION OF REGISTRATION FEE
================================================================================
                                                  Proposed    Proposed
                                                  maximum     maximum
                                 Amount           offering    aggregate    Amount
Title of Securities to           to be            price per   offering   registration
  be registered                 Registered         share       price        fee
----------------------------------------------------------------------------------
Common Stock, $.05 par value  1,000,000 shares    $.1615      $161,500     $40.38
==================================================================================
(1)  Estimated  solely  for  the  purposes of  calculating  the  amount  of  the registration fee pursuant to Rule 457(h)(1). The proposed maximum offering price per  share and aggregate offering price are based upon 85% of the average of the bid  and  ask prices of the shares as of July 18, 2001, as reported on the  NASD
Non-NASDAQ OTC Bulletin Board.




                                     PART I
                  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


TMS, Inc. (the "Registrant") will send or give to all participants in the TMS, Inc. Employee Stock Purchase Plan (the "Purchasers"), the document(s) containing information specified by Part I of this Form S-8 registration statement as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933. The Registrant has not filed such document(s) with the Commission, but such documents (along with the document incorporated by reference into this registration statement pursuant to Item 3 of
Part  II  hereof)  shall constitute a prospectus that meets the requirements  of
Section 10(a) of the 1933 Act.

                                     PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference

     The following documents previously filed by the Registrant with the Securities and Exhange Commission are hereby incorporated by reference in this registration statement:

          (a)  The  Registrant's annual report on Form 10-KSB filed pursuant  to
               Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), for the fiscal year ended August 31, 2000;

          (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c) The description of the Registrant's common stock, par value $.05 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 10 as filed with the Commission on January 17, 1990, including any amendment to such registration statement or report filed for the purpose of updating such description.

          (d) All reports or other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a),
               13(c), 14 and 15(d) of the Exchange Act, prior to the filing date of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     The Registrant's Bylaws provide that directors and officers of the Registrant may be indemnified by the Registrant for acts taken by such persons while acting in their capacities as officers or directors of Registrant to the extent that any such acts were taken in good faith and the officer or director reasonably believed that acts to be in or not opposed to the best interests of the Registrant, and, with respect to criminal action or proceedings, the officer or director had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits


        The following are exhibits to this Form S-8 registration statement.

        Exhibit                         Name of Exhibit
        -------                         ---------------

           4.1       Form  of  Stock Certificate, incorporated by  reference  to
                     Exhibit 4.1 to the Registrant's Amendment No. 1 to Form S-4 Registration Statement (No. 33-64649) as filed with the Commission on January 23, 1996.

           4.2       TMS,    Inc    Employee   Stock   Purchase   Plan    (filed
                     electronically herewith).

           5.1 Opinion of Phillips McFall McCaffrey McVay & Murrah, P.C. (filed electronically herewith).

           23.1      Consent of KPMG LLP (filed electronically herewith).

           23.2 Consent of Phillips McFall McCaffrey McVay & Murrah, P.C. (filed electronically herewith).

           24.1      Power  of  Attorney  (included as  part  of  the  Signature
                     Page).


Item 9. Undertakings


   (a)      The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to;



                     (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii)  Include   any   additional   or   changed   material
                            information on the plan of distribution.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

             (2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.


             (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (b)    For purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

             In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stillwater, State of Oklahoma, on the 23rd day of July, 2001.


                               TMS, INC.

                               By:   /s/ Deborah D. Mosier
                                     -------------------------------
                                     Deborah D. Mosier
                                     President

                               By:   /s/ Kent Warkentin
                                     -------------------------------
                                     Kent Warkentin
                                     Controller


       Know all persons by these presents, that each person whose signature appears below constitutes and appoints Deborah D. Mosier his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agents, or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                   Title               Date

/s/  Deborah D. Mosier                      President           July 23, 2001
------------------------------------------
     Deborah D. Mosier
Principal Executive and Financial Officer

/s/  Kent Warkentin                         Controller          July 23, 2001
------------------------------------------
     Kent Warkentin
Principal Accounting Officer

/s/  Russell W. Teubner                     Chairman of the     July 23, 2001
------------------------------------------  Board of Directors
     Russell W. Teubner

/s/  Rudy J. Alvarado                       Director            July 23, 2001
------------------------------------------
     Rudy J. Alvarado

/s/  Doyle E. Cherry                        Director            July 23, 2001
------------------------------------------
     Doyle E. Cherry

/s/  Dr. James R. Rau, M.D.                 Director            July 23, 2001
------------------------------------------
     Dr. James R. Rau, M.D.

/s/  Marshall C. Wicker                     Director            July 23, 2001
------------------------------------------
     Marshall C. Wicker

                                                                     Exhibit 4.2

                                   TMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


     The TMS, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide the eligible employees of TMS, Inc. (the "Company") and its qualifying subsidiaries a convenient means of purchasing shares of the Company's common stock, par value $.05 per share (the "Stock"). The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

                                  ARTICLE I
                                 DEFINITIONS
                                 ===========

     1.1.    "Account" means the book keeping account established on behalf
of   each   participant  by  the  Administrator  to  record  payroll   deduction
contributions made by such Participant and shares of Stock purchased on his behalf.

     1.2. "Administrator" means the individual or committee appointed pursuant to Article VIII to administer the Plan.

     1.3.    "Board" means the Board of Directors of the Company.

     1.4. "Business Day" means each day on which the Exchange (as defined in Section 4.2) is open for business.

     1.5. "Compensation" means all regular salary, wages or earnings, including but excluding overtime, commissions, bonuses, amounts realized from the exercise of a qualified or non-qualified stock option and other special incentive payments, fees or allowances.

     1.6. "Effective Date" means August 1, 1999, subject to the provisions of Section 9.8 of the Plan.

     1.7. "Employee" means any person who is employed by the Company except an employee whose customary employment is:

             (a)  less than 20 hours per week; or

             (b)  less than 5 months a year.

For the purpose of determining whether an individual is an Employee, the definition of Company shall also include the Company's subsidiaries, if any, as defined under Code section 424(f).

     1.8. "Entry Date" means October 15, January 15, April 15, July 15 of each Plan Year.

     1.9. "Offering Commencement Date" means the first Business Day of each Offering Period.

     1.10.   "Offering Period" means each three month period.

     1.11. "Offering Termination Date" means the last Business Day of each Offering Period.

     1.12. "One Month of Service" means a one-month period during which an individual was an Employee.

     1.13. "Participant" means an Employee who has met the eligibility requirements of Article II and who has elected to participate pursuant to an election under Section 3.1.

     1.14.   "Plan Year" means the 12-month period ending December 31.

     1.15. "Shares" means shares of Stock that have been allocated to a Participant's Account.

                                   ARTICLE II
                                  ELIGIBILITY
                                  ===========

     2.1. Eligibility. Except as provided in Section 3.6, an Employee who has completed One Month of Service prior to the Effective Date and who continues to be employed by the Company shall be eligible to participate in the Plan as of the Effective Date. All other Employees, except as provided in Section
3.6, shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the completion of One Month of Service.

     2.2. Eligibility Restrictions. A Participant who elects to terminate participation in the Plan in accordance with Section 3.5 shall be prohibited from participating in the Plan until the Entry Date next following the date of such termination.

                                  ARTICLE III
                                 PARTICIPATION
                                 =============

     3.1. Commencement of Participation. An eligible Employee may become a Participant in the Plan on any Entry Date by completing an enrollment and payroll deduction form and delivering it to the Company in accordance with procedures established by the Administrator.

     3.2. Payroll Deduction. At the time a Participant files his enrollment and payroll deduction form, he shall elect to have after-tax deductions made from his Compensation by a whole percentage that is not less than 1% nor more than 10% of his Compensation.

     3.3. Participants' Accounts. All payroll deductions made from a Participant's Compensation shall be credited to his Account and used to purchase shares of Stock in accordance with Article V. Contributions credited to a Participant's Account shall not accrue interest or earnings during the period prior to being used to purchase shares of Stock in accordance with
Article V.

     3.4. Changes in Payroll Deductions. The percentage designated by a Participant as his rate of contribution under Section 3.2 shall automatically apply to increases and decreases in his Compensation. Except as provided in Section 3.5, a Participant may elect to change the rate of his contributions to any other permissible rate effective as of the first day of the first payroll period of any Offering Period provided the Participant files written notice with the Administrator of an election to change his contribution rate at least ten (10) Business Days before the effective date of the election.

     3.5. Suspension and Resumption of Payroll Deductions. A Participant may terminate contributions under the Plan as of the first day of any payroll period by filing written notice thereof with the Administrator at least ten
(10) Business Days before the effective date of the termination. A Participant who has terminated his participation in the Plan in accordance with the preceding provisions, shall be prohibited from resuming contributions under the Plan until the following Entry Date. A Participant whose contributions have been terminated in accordance with the preceding provisions, may resume contributions under the Plan in accordance with Section 2.2.

     3.6. Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan under the following conditions:

             (a) No Employee shall be granted an option if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

             (b) No Employee shall be granted an option which permits his rights to purchase Stock under the Plan and all other employee stock purchase plans (as described in Section 423 of the Code) of the Company to accrue at a rate which exceeds $25,000 of fair market value of such Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of this Section 3.6(b):

                    (i) the right to purchase Stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year;

                    (ii) the right to purchase Stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such Stock (determined at the time such option is granted) for any one calendar year; and

                    (iii) a right to purchase Stock which has accrued under one option granted pursuant to a plan may not be carried over to any other option.




                                   ARTICLE IV
                                   OFFERINGS
                                   ==========


      4.1. Quarterly Offerings. The Plan shall be implemented through quarterly offerings of the Company's Stock. Each Offering Period shall begin on the Offering Commencement Date and shall end on the Offering Termination Date; provided, however, if the first Offering Period commences prior to stockholder approval of the Plan, the Offering Termination Date for such initial Offering Period shall not occur until the end of the quarter in which stockholder approval of the Plan is secured.

      4.2. Purchase Price. The "Purchase Price" per share of Stock with respect to each Offering Period shall be the lesser of:

             (a) Eighty-five percent (85%) of the official average of the bid and ask price of the Stock on the Offering Termination Date on the Nasdaq OTC Market (or on such other national securities exchange upon which the Stock may then be listed, hereinafter referred to as the "Exchange") or if no sale of Stock occurred on such date, the official average of the bid and ask price on the preceding Business Day; or

             (b) Eighty-five percent (85%) of the official average of the bid and ask price of the Stock on the Offering Commencement Date on the Exchange (or if no sale of Stock occurred on such date, the closing price on the preceding business day).

      4.3. Maximum Offering. The maximum number of shares of Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 9.3, shall be 1,000,000 shares. At the beginning of each Offering Period, the Board shall specify a maximum number of shares which may be purchased by any Employee as well as a maximum aggregate number of shares which may be purchased by all eligible Employees pursuant to such quarterly offering. If the total number of shares which would be purchased during any Offering Period exceeds the maximum number of available shares, the Administrator shall make a pro rata allocation of the available shares in a manner that it determines to be equitable and the balance of payroll deductions credited to the Accounts of Participants shall be returned to such Participants as soon as administratively practicable.

                                   ARTICLE V
                               PURCHASE OF STOCK
                               =================


      5.1. Automatic Exercise. On each Offering Termination Date, each Participant shall automatically and without any act on his part be deemed to have purchased Stock to the full extent of the payroll deductions credited to his Account during the Offering Period ending on such Offering Termination Date.

      5.2. Fractional Shares. Fractional shares of Stock may not be purchased under the Plan.

      5.3. Acquisition of Stock. The Company may acquire Stock for use under the Plan from authorized but unissued shares, treasury shares, in the open market or in privately negotiated transactions.

      5.4. Accounting for Purchased Stock. All shares of Stock purchased pursuant to Section 5.1 shall be allocated as Shares to the appropriate Participant's Account as of the Offering Termination Date on which such shares are purchased.

                                   ARTICLE VI
                                   ACCOUNTING
                                   ==========

      6.1. General. The Administrator shall establish procedures to account for payroll deductions made by a Participant, the number of Shares of Stock purchased on a Participant's behalf and the number of Shares allocated to a Participant's Account.

      6.2. Registration of Stock. Shares of Stock allocated to a Participant's Account shall be registered in the name of the Company or its nominee for the benefit of the Participant on whose behalf such shares were purchased.

      6.3. Accounting for Distributions. Shares of Stock distributed or sold from a Participant's Account shall be debited from his Account on a first-in, first-out basis.

      6.4. Account Statements. Each Participant shall receive at least semi-annual statements of all payroll deductions and shares of Stock allocated to his Account together with all other transactions affecting his Account.

                                   ARTICLE VII
                          WITHDRAWALS AND DISTRIBUTIONS
                          =============================

      7.1. Withdrawal of Shares. A Participant may elect to withdraw any number of Shares allocated to his Account by providing notification to the Company in accordance with procedures established by the Administrator. As soon as administratively practicable following notification of a Participant's election to withdraw Shares, the Administrator shall cause a certificate representing the number of Shares to be withdrawn to be delivered to the Participant.

      7.2. Distribution Upon Termination. As soon as administratively practicable after a Participant's termination of employment with the Company or a participating subsidiary for any reason, a certificate representing all of such Participant's Shares shall be distributed to him (or his executor, in the event of his death).

      7.3. Distribution of Payroll Deductions. In the event a Participant terminates his employment with the Company or a participating subsidiary or his participation in the Plan is terminated pursuant to Section 3.5, any payroll deductions allocated to his Account and not yet applied to purchase Stock in accordance with Section 5.1 shall be distributed to him in a cash lump sum as soon as administratively practicable thereafter.

                                 ARTICLE VIII
                                ADMINISTRATION
                                ==============

      8.1. Appointment of Administrator. The Board shall appoint an individual or committee comprised of so many members as the Board shall determine to administer the Plan. The Board may from time to time, if the Plan is administered by a committee, appoint members to the committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the committee.

      8.2. Authority of Administrator. The Administrator shall have the exclusive power and authority to administer the Plan, including, without limitation, the right and power to interpret the provisions of the Plan and make all determinations deemed necessary or advisable for the administration of the Plan. All such actions, interpretations and determinations which are done or made by the Administrator in good faith shall be final, conclusive and binding on the Company, the Participants and all other parties and shall not subject the Administrator to any liability.

      8.3. Administrator Procedures. The Administrator shall hold its meetings at such times and places as it shall deem advisable and may hold telephone meetings. In the event that the Administrator is a committee, a majority of its members shall constitute a quorum and all determinations shall be made by a majority of its members. Any decision or determination reduced to writing and signed by the Administrator shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Administrator may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

      8.4. Expenses. The Company will pay all expenses incident to the operation of the Plan, including the costs of record keeping, accounting fees, legal fees and the costs of delivery of stock certificates to Participants.

                                   ARTICLE IX
                                 MISCELLANEOUS
                                 =============

     9.1. Transferability. Neither payroll deductions credited to a Participant's Account nor any rights with regard to the purchase of Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution.

     9.2. Status as Owner. Each Participant shall be deemed to legally own all shares of Stock allocated to his Account and shall be entitled to exercise all rights associated with ownership of the shares, including, without limitation, the right to vote such shares in all matters for which Stock is entitled to vote, receive dividends, if any, and tender such shares in response to a tender offer.

     9.3.    Adjustment Upon Changes in Capitalization.  In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure of the Company, or a sale by the Company of all or part of its assets, the Board may make appropriate adjustments in the number and kind of shares which are subject to purchase under the Plan and in the exercise price applicable to outstanding options.

     9.4. Amendment and Termination. The Board shall have complete power and authority to terminate or amend the Plan (including without limitation the power and authority to make any amendment that may be deemed to affect the interests of any Participant adversely); provided, however, that the Board shall not, without the approval of the shareholders of the Company (i) increase the maximum number of shares which may be offered under the Plan (except pursuant to Section 9.3); (ii) modify the requirements as to eligibility for participation in the Plan; or (iii) in any other way cause the Plan to fail the requirements of Section 423 of the Code.

     The Plan and all rights of Employees hereunder shall terminate: (i) at any time, at the discretion of the Board, in which case any cash balance in Participants' Accounts shall be refunded to such Participants as soon as administratively possible; or (ii) on the Offering Termination Date on which Participants become entitled to purchase a number of shares of Stock that exceeds the maximum number of shares available under the Plan.

     9.5. No Employment Rights. The Plan does not, directly or indirectly, create in any Employee any right with respect to continuation of employment by the Company and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's terms of employment at any time.

     9.6. Withholding. To the extent any payments or distributions under this Plan are subject to Federal, state or local taxes, the Company is authorized to withhold all applicable taxes. The Company may satisfy its withholding obligation by (i) withholding shares of Stock allocated to a
Participant's  Account,  (ii)  deducting  cash  from  a  Participant's  Account, or (iii) deducting cash from a Participant's other compensation. A Participant's election to participate in the Plan authorizes the Company to take any of the actions described in the preceding sentence.

     9.7. Use of Funds. All payroll deductions held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to hold such payroll deductions in trust or otherwise segregate such amounts.

     9.8.    Shareholder Approval.  Notwithstanding the provision of Section
1.6 of the Plan, the Plan shall not take effect until approved by the shareholders of the Company.

     9.9. Choice of Law. Except to the extent superseded by Federal law, the laws of the State of Oklahoma will govern all matters relating to the Plan.



     To record the adoption of the Plan, TMS, Inc. has caused its authorized officers to affix its Corporate name and seal this 29th day of June, 1999.

                                     TMS, INC.

(SEAL)                               By: /s/  Dana R. Allen
                                              ---------------------------------
                                              Dana   R.  Allen,  President   and
                                              Chief Executive Officer


ATTEST:


By: /s/ Marshall C. Wicker
        Secretary

                                                                   Exhibit 5.1

                                 July 19, 2001


TMS, Inc.
206 West Sixth Ave.
P.O. Box 1358
Stillwater, Oklahoma  74074


       Re:  TMS, Inc. ("Company")
            Form S-8 Registration Statement
            -------------------------------


Gentlemen:


       We have acted as counsel to the Company in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission, relating to 1,000,000 shares of the Company's common stock, $.05 par value (the "Common Stock"), issuable under the Company's Employee Stock Purchase Plan (the "Plan").


       Based on the foregoing, we are of the opinion that the shares of Common Stock to be issued under the Plan are validly authorized and, upon issuance in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.


       We are members of the bar of the State of Oklahoma and do not hold ourselves out as experts on, or as generally familiar with, or qualified to express opinions under law other than the law of the State of Oklahoma and the law of the United States and the opinion given herein is limited thereto.



                         Very truly yours,

                         PHILLIPS MCFALL MCCAFFREY MCVAY
                               & MURRAH, P.C.

                         /s/ Phillips McFall McCaffrey McVay & Murrah, P.C.

                                                               EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
TMS, Inc.

We consent to the incorporation by reference herein of our report on the financial statements of TMS, Inc. (dba TMSSequoia) as of August 31, 2000 and 1999, and for each of the years in the two-year period ended August 31, 2000, which report appears in the August 31, 2000 Annual Report on Form 10-KSB of TMS, Inc.


                                                     KPMG LLP



Oklahoma City, Oklahoma
July 16, 2001

                                                                Exhibit 23.2
                    CONSENT OF COUNSEL




       Phillips McFall McCaffrey McVay & Murrah, P.C., hereby consents to the filing of its opinion of counsel as an exhibit to the Form S-8 Registration Statement filed by TMS, Inc.


                    PHILLIPS MCFALL MCCAFFREY MCVAY & MURRAH, P.C.



                    /s/ Phillips McFall McCaffrey McVay & Murrah, P.C.




Oklahoma City, Oklahoma
July 19, 2001

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